FIRST AMENDMENT TO 1997 SECURITY AGREEMENT


     This First Amendment to 1997 Security Agreement is made as of May 15, 1998 to the 1997 Security Agreement (the "Agreement") dated as of February 26, 1997, among Data Transmission Network Corporation, First National Bank of Omaha, First National Bank, Wahoo, Nebraska, NBD Bank, Norwest Bank Nebraska, N.A., U.S. Bank, National Association (formerly known as First Bank, National Association), The Sumitomo Bank, Ltd., Mercantile Bank of St. Louis, N.A., Bank of Montreal, LaSalle National Bank, and Nationsbank, N.A. ("Nationsbank," as successor in interest to The Boatmen's National Bank of St. Louis).

     The parties hereto acknowledge and agree that all references in the Agreement to The Boatmen's National Bank of St. Louis shall be deemed to refer to Nationsbank and that First National Bank of Omaha shall hold the Collateral described in the Agreement on behalf of the lenders named therein and on behalf of Nationsbank as a new Revolving Lender under the 1997 Revolving Credit Agreement dated as of February 26, 1997, as amended from time to time by the parties thereto.


                               DATA TRANSMISSION NETWORK CORPORATION



                               By /s/ Brian L. Larson
                               Its: VP, CFO and Secretary



                               FIRST NATIONAL BANK OF OMAHA, as agent for itself and the other banks party to the Agreement


                               By /s/ James P. Bonham
                               Its: Vice President

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